Exhibit 99.1

DallasNews Corporation Announces First quarter 2023 Financial Results

DALLAS –  DallasNews Corporation (Nasdaq: DALN) today reported a  first quarter 2023 net loss of $2.6 million, or $(0.49) per share, and an operating loss of $2.8 million.  In the first quarter of 2022,  the Company reported a  net loss  of  $2.6 million, or $(0.49) per share, and an operating loss of $2.5 million.

For the first quarter of 2023, on a non-GAAP basis, DallasNews reported an operating loss adjusted for certain items (“adjusted operating loss”)  of $2.2 million,  a $0.5 million greater loss when compared to an adjusted operating loss of $1.6 million reported in the first quarter of 2022. The decrease is primarily due to a total revenue decline of $1.1 million, partially offset by expense savings of $0.6 million.

Grant Moise, Chief Executive Officer, said, “We conducted a nationwide search to find someone to lead Medium Giant who has a wealth of experience in the full service agency space, and we feel confident we have found the right person. An announcement will be made before mid-May. In addition, The Dallas Morning News team is focused on improving audience engagement on our digital platforms. That focus has resulted in an increase in unique visitors and page views in the first quarter which are two important metrics that contribute to our growth in digital membership and advertising.”

First Quarter Results

Total revenue was $35.2 million in the first quarter of 2023,  a decrease of $1.1 million or 3.0 percent when compared to the first quarter of 2022.

Revenue from advertising and marketing services, including print and digital revenues, was $15.3 million in the  first quarter of 2023,  a decrease of $1.0 million or 5.9 percent when compared to the $16.3 million reported for the first quarter of 2022. The decline is due to a $1.3 million or 12.3 percent decrease in print advertising revenue, partially offset by a $0.3 million or 6.1 percent increase in digital advertising and marketing services revenue.

DallasNews Corporation Announces First quarter 2023 Financial Results

April 24, 2023

Circulation revenue was $16.0 million in the first quarter of 2023,  a decrease of less than $0.1 million when compared to the first quarter of 2022.  The print circulation revenue decline of $0.7 million or 5.6 percent was offset by the digital-only subscription revenue increase of $0.7 million or 21.9 percent.

Printing, distribution and other revenue was $3.9 million, flat when compared to the first quarter of 2022.

Total consolidated operating expense in the first quarter of 2023, on a GAAP basis, was $38.0 million, an improvement of $0.8 million or 2.1 percent when compared to the first quarter of 2022. The improvement is primarily due to expense savings of $1.0 million in distribution, $0.3 million in depreciation and $0.2 million in newsprint,  partially offset by an increase of $1.0 million in employee compensation and benefits expense.

On a non-GAAP basis, adjusted operating expense was  $37.4 million, an improvement of $0.6 million or 1.5 percent when compared to the first quarter of 2022.

As of March 31,  2023,  the Company had 652 employees, a decrease of 10 full-time equivalents, or 1.5 percent, when compared to the prior year period. Cash and cash equivalents along with short-term investments were $25.8 million and the Company had no debt.

DallasNews Corporation Announces First quarter 2023 Financial Results

April 24, 2023

Non-GAAP Financial Measures

Reconciliations of operating loss to adjusted operating loss and total operating costs and expense to adjusted operating expense are included in the exhibits to this release.

DallasNews Corporation Announces First quarter 2023 Financial Results

April 24, 2023

Financial Results Conference Call

DallasNews Corporation will conduct a conference call on Tuesday,  April 25, 2023, at 9:00 a.m. CDT to discuss financial results. The conference call will be available via webcast by accessing the Company’s website at investor.dallasnewscorporation.com/events.  An archive of the webcast will be available at dallasnewscorporation.com in the Investor Relations section.

To access the listen-only conference call, dial 1-877-226-8196 and enter the following access code when prompted: 5560218.  A replay line will be available at 1-866-207-1041 from 12:00 p.m. CDT on April 25, 2023 until 11:59 p.m. CDT on May 1, 2023.  The access code for the replay is 8273961.

DallasNews Corporation Announces First quarter 2023 Financial Results

April 24, 2023

About DallasNews Corporation

DallasNews Corporation is the Dallas-based holding company of The Dallas Morning News and Medium Giant. The Dallas Morning News is Texas’ leading daily newspaper with a strong journalistic reputation, intense regional focus and close community ties. Medium Giant is a media and marketing agency of divergent thinkers who devise strategies that deepen connections, expand influence, and scale success for clients nationwide. For additional information, visit dallasnewscorporation.com or email invest@dallasnews.com.

Statements in this communication concerning DallasNews Corporation’s (the “Company”) business outlook or future economic performance, revenues, expenses, cash balance, investments and other financial and non-financial items that are not historical facts are “forward-looking statements” as the term is defined under applicable federal securities laws. Words such as “anticipate,” “assume,” “believe,” “can,” “could,”  “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include changes in advertising demand and other economic conditions; consumers’ tastes; newsprint and distribution prices; program costs; the success of the Company’s digital strategy; labor relations; cybersecurity incidents; and technological obsolescence. Among other risks, there can be no guarantee that the board of directors will approve a quarterly dividend in future quarters or that our financial projections are accurate, as well as other risks described in the Company’s Annual Report on Form 10-K and in the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which are as of the date of this filing, are not updated to reflect events or circumstances after the date of the statement.

DallasNews Corporation and Subsidiaries

Consolidated Statements of Operations

	Three Months Ended March 31,
In thousands, except share and per share amounts (unaudited)	2023	2022
Net Operating Revenue:
Advertising and marketing services	$15,309	$16,264
Circulation	16,011	16,096
Printing, distribution and other	3,882	3,927
Total net operating revenue	35,202	36,287
Operating Costs and Expense:
Employee compensation and benefits	17,373	16,410
Other production, distribution and operating costs	18,028	19,249
Newsprint, ink and other supplies	2,184	2,394
Depreciation	373	712
Total operating costs and expense	37,958	38,765
Operating loss	(2,756)	(2,478)
Other income, net	362	18
Loss Before Income Taxes	(2,394)	(2,460)
Income tax provision	232	184
Net Loss	$(2,626)	$(2,644)

Per Share Basis (1)
Net loss
Basic	$(0.49)	$(0.49)
Number of common shares used in the per share calculation:
Basic	5,352,490	5,352,490

(1)

The Company’s Series A and Series B common stock equally share in the distributed and undistributed earnings. There were no options or RSUs outstanding as of March 31,  2023 and 2022, that would result in dilution of shares or the calculation of EPS under the two-class method as prescribed under ASC 260 – Earnings Per Share.

DallasNews Corporation and Subsidiaries

Consolidated Balance Sheets

	March 31,	December 31,
In thousands (unaudited)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$15,258	$27,825
Short-term investments	10,500	—
Accounts receivable, net	11,604	14,023
Other current assets	7,713	6,077
Total current assets	45,075	47,925
Property, plant and equipment, net	7,301	7,438
Operating lease right-of-use assets	14,991	14,811
Deferred income taxes, net	293	282
Other assets	1,805	1,809
Total assets	$69,465	$72,265
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,318	$5,041
Accrued compensation and other current liabilities	8,173	8,214
Contract liabilities	10,932	9,504
Total current liabilities	23,423	22,759
Long-term pension liabilities	19,229	19,455
Long-term operating lease liabilities	16,802	16,546
Other liabilities	1,140	1,142
Total liabilities	60,594	59,902
Total shareholders' equity	8,871	12,363
Total liabilities and shareholders’ equity	$69,465	$72,265

DallasNews Corporation - Non-GAAP Financial Measures

Reconciliation of Operating Loss to Adjusted Operating Loss

	Three Months Ended March 31,
In thousands (unaudited)	2023	2022
Total net operating revenue	$35,202	$36,287
Total operating costs and expense	37,958	38,765
Operating Loss	$(2,756)	$(2,478)

Total operating costs and expense	$37,958	$38,765
Less:
Depreciation	373	712
Severance expense	217	132
Adjusted Operating Expense	$37,368	$37,921

Total net operating revenue	$35,202	$36,287
Adjusted operating expense	37,368	37,921
Adjusted Operating Loss	$(2,166)	$(1,634)

The Company calculates adjusted operating income (loss) by adjusting operating income (loss) to exclude depreciation, amortization, severance expense, (gain) loss on sale/disposal of assets, and asset impairments (“adjusted operating income (loss)”). The Company believes that inclusion of certain noncash expenses and other items in the results makes for more difficult comparisons between years and with peer group companies.

Adjusted operating income (loss) is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management uses adjusted operating income (loss) and similar measures in internal analyses as supplemental measures of the Company’s financial performance, and for performance comparisons versus its peer group of companies. Management uses this non-GAAP financial measure for the purposes of evaluating consolidated Company performance. The Company therefore believes that the non-GAAP measure presented provides useful information to investors by allowing them to view the Company’s business through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods and providing a focus on the underlying ongoing operating performance of its business. Adjusted operating income (loss) should not be considered in isolation or as a substitute for net income (loss), cash flows provided by (used for) operating activities or other comparable measures prepared in accordance with GAAP. Additionally, this non-GAAP measure may not be comparable to similarly-titled measures of other companies.